UNLESS OR UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL
CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE
DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY
OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR
DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

           UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           THE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION
AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.



                           $100,000,000

                        HSBC AMERICAS, INC.

           7.00% SUBORDINATED NOTES DUE NOVEMBER 1, 2006

                          GLOBAL SECURITY


CUSIP NO.:  403914 AA 2                             PRINCIPAL AMOUNT
                                                    REPRESENTED

No. R-2                                                 $100,000,000

           HSBC AMERICAS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., as the nominee of The Depository Trust Company(the
"Depositary"), or registered assigns, the principal sum of ONE
HUNDRED MILLION DOLLARS ($100,000,000) on November 1, 2006 ("Maturity"), and to pay interest thereon semiannually in arrears on each May



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1 and November 1 (each, an "Interest Payment Date"), beginning
May 1, 1997, and at maturity, from November 4, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 7.00% per annum, until the principal hereof is paid or made available for payment.

           This security is one of the global certificates issued on the date hereof, which, in the aggregate, represent 100% of the principal face amount of the Company's 7.00% Subordinated Notes due November 1, 2006 ( the "Notes"), and is one of the duly authorized issues of securities of the Company (the "Debt Securities"), issued or to be issued in one or more series under an indenture, dated as of October 24, 1996 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

           The interest payable hereunder, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Debt Security, or one or more Predecessor Securities, is registered at the close of business on the fifteenth day prior to each Interest Payment Date (each a "Regular Record Date"). "Business Day" when used with respect to any Place of Payment specified pursuant to Section 301 of the Indenture means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment are authorized or obligated by law or executive order to close. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of such Person having been such Holder, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee in the manner provided for in Section 307 of the Indenture or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

           Payment of the principal of and interest on this Note will be made by the Company to the Paying Agent, and if such payments are made by the Company, the Paying Agent in turn will make such payments to the Depositary.

           Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

           The Notes are not subject to redemption prior to maturity.

           The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to holders of Senior Indebtedness of the Company, and each Holder of the Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

           If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest on the Notes or in the performance of any covenant of the Company in the Indenture or in the Notes.

           If the Company does not pay any installment of interest on the Notes on the applicable Interest Payment Date or all or any part of the principal thereof at Maturity, the obligation to make such payment and such Interest Payment Date or Maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date upon which a dividend is paid on any class of share capital of the Company and (ii) in the case of a payment of principal, the first Business Day after the date that falls six months after the original Maturity. Each payment so deferred will accrue interest at the rate per annum set forth in the first paragraph hereof. Any payment so deferred shall not be treated as due for any purpose. Any such deferral shall take place only once with respect to any payment of interest or principal.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture by the Company and the Trustee with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive, with respect to the Debt Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           Holders of the Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

           The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

           As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations and of like tenor, as requested by the Holder surrendering the same.

           No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other expenses provided for in the Indenture in connection with the issuance of any new
Note in the event of the destruction, mutilation, loss, or theft of any Note.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

           All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

           This Note shall be construed in accordance with and governed by the laws of the State of New York.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    HSBC AMERICAS, INC.

                                       by

                                          _________________________
                                          Name:
                                          Title:

Corporate Seal
Attest:

by

_________________________
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
   This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

Bankers Trust Company,
as Trustee

by

_________________________
Authorized Officer